ITEM 77Q(1)(a)(i) - COPIES OF ANY
MATERIAL AMENDMENTS TO
THE REGISTRANT'S CHARTER OR BY-LAWS

Federated Short-Term Municipal Trust

Amendment #10
to the By-Laws

Effective August 25, 2003

	Insert the following into
Article II, Power and
 Duties of Trustees and Officers, and
renumber Section 10 as Section 11:

	Section 10.  Chief Legal Officer.
 The Chief Legal
Officer  shall serve as Chief Legal
Officer for the Trust, solely for purposes
 of complying with
the attorney conduct rules ("Attorney
Conduct Rules") enacted by the Securities
 Exchange Commission
 pursuant to Section 307 of the
Sarbanes-Oxley Act of 2002 (the "Act").
The Chief Legal Officer
 shall have the authority to
exercise all powers permitted to be
exercised by a chief legal
 officer pursuant to Section 307 of
the Act.  The Chief Legal Officer, in
his sole discretion, may
 delegate his responsibilities as
Chief Legal Officer under the Attorney
Conduct Rules to another
 attorney or firm of attorneys.